Exhibit 10.1

National Australia Bank Limited MAJOR CLIENT GROUP NSW
Level 23, 255 George Street
Sydney NSW 2000
PH: 02 9237-9731
FX: 02 9237-9752

Ref: GJ:LH

28 September, 2007

The Directors

Channell Bushman Group

3 Hoaley Circuit

Huntingwood NSW 2148

Dear Sir:

RE:      Channell Bushman Group

Further to Corporate Letter of Offer – Letter of Variation 27th August 2007; we advise that the facilities for the Channell Bushman Group have been extended for 1 month to 31st October 2007 subject to weekly rollover and updates on refinance.

Your account # 57-132-0868 has been debited $8,600 being weekly extension fee from 28/11/07 to 05/10/07.

Should you need to discuss the above, please do not hesitate to contact me on 9237 9731.

Yours faithfully

/s/ Graeme Johnson
Graeme Johnson
Associate Director
MCG NSW